Exhibit 99.1


          STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING
            FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


I, Daniel P. Landguth, Chairman and Chief Executive Officer of Black Hills Corporation ("BHC"), state and attest that:

1. To the best of my knowledge, based upon a review of the covered reports of BHC, and, except as corrected or supplemented in a subsequent covered report:

          o No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          o No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.   I have reviewed the contents of this statement with BHC's Audit Committee.

3. In this statement under oath, each of the following, if filed on or before the date of this statement is a "covered report":

          o    2001 Annual Report on Form 10-K of BHC filed with the Commission;

          o All forms on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of BHC filed with the Commission subsequent to the filing of the Form 10-K identified above; and

          o    Any amendments to any of the foregoing.

Dated this 12th day of August, 2002.


/s/ Daniel P. Landguth
-------------------------------------------------
Daniel P. Landguth
Chairman and Chief Executive Officer
Black Hills Corporation

Subscribed and sworn to before me this 12th day of August, 2002.


/s/ LeeAnn Steckler
-------------------------------------------------
Notary Public

My Commission Expires:  10-11-04